SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant To Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 1999


                        PHILADELPHIA SUBURBAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Pennsylvania                 1-6659                       23-1702594
---------------            -----------              -----------------------
(State or other            (Commission                   (IRS Employer
jurisdiction of            File Number)              Identification Number)
incorporation)


   762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania                     19010
-----------------------------------------------------                 ----------
        (Address of principal executive offices)                      (Zip Code)


                                 (610) 527-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5. Other Events.

     On March 10, 1999, the merger of Consumers Water Company ("Consumers") with and into Consumers Acquisition Company ("Acquisition"), a wholly-owned subsidiary of Philadelphia Suburban Corporation ("Registrant") was consummated. Each holder of Consumers received 1.432 shares of Registrant's common stock for each share of Consumers common stock and 5.649 shares of Registrant's common stock for each share of Consumers preferred stock. As a result, Registrant issued approximately 13 million shares of Registrant's common stock. The acquisition was accounted for as a tax-free pooling of interests.

     The Registrant hereby files as Exhibit 99.4 hereto, its audited Supplemental Consolidated Financial Statements as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, the notes thereto, and the independent auditors' report of KPMG LLP.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PHILADELPHIA SUBURBAN CORPORATION



Date: May 24, 1999                            /s/ Roy H. Stahl
                                              ----------------------------------
                                              Name:   Roy H. Stahl
                                              Title:  Senior Vice President and
                                                      General Counsel

                                  EXHIBIT INDEX


Exhibit                                                                     Page
--------------------------------------------------------------------------------
       99.4       Registrant's audited Supplemental Consolidated              5
                  Financial Statements as of December 31,
                  1998 and 1997 and for each of the years
                  in the three year period ended December
                  31, 1998, the notes thereto, and the
                  independent auditors' report of KPMG LLP.